Exhibit 4.3

AMENDMENT NO. 2 TO TERM LOAN AGREEMENT
This AMENDMENT NO. 2 TO TERM LOAN AGREEMENT, (this “Amendment No. 2”), dated as of February 1, 2017 (the “Amendment Effective Date”), is by and among THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the State of Delaware (“Borrower”), JPMORGAN CHASE BANK, N.A., as agent for the Lenders defined below (in such capacity, together with its successors in such capacity, “Administrative Agent”), JPMORGAN CHASE BANK, N.A., in its individual capacity and not as Administrative Agent, and the other lenders signatory hereto (said lenders signatory hereto, each a “Lender” and collectively, the “Lenders”). Reference is made to that certain Term Loan Agreement, dated as of November 12, 2013, as amended by Amendment No. 1 to Term Loan Agreement dated as of November 20, 2014, by and among the Borrower, the Lenders referenced therein and the Administrative Agent (such agreement, as so amended, the “Loan Agreement”). Capitalized terms used herein without definition shall have the same meanings as set forth in the Loan Agreement, as amended hereby.
RECITALS
WHEREAS, the Borrower has requested that the Lenders make certain amendments to the Loan Agreement, and the Lenders are willing to make such changes as set forth herein;
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.	AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended as follows:

1.1    Amendments to Section 1.01.
(a)    Section 1.01 of the Loan Agreement is amended by adding the following new definitions thereto in the appropriate alphabetical order:
““Agent Party” has the meaning assigned to such term in Section 9.01(d).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Communications” has the meaning assigned to such term in Section 9.01(d).
“Competitor” shall mean (i) (x) any competitor of the Borrower that is engaged in the business of owning, managing and/or operating regional shopping centers or any of its Affiliates or subsidiaries, or any finance company, or financial institution or other entity owned at least 10%, or controlled, by such competitor of the Borrower, or any of its Affiliates or subsidiaries and (y) which as of any date of determination has been designated by the Borrower as a “Competitor” by written notice in the form of a Competitor List or a written update thereto to the Administrative Agent and the Lenders (including by posting such notice to the Electronic System) not less than ten (10) Business Days prior to such date (provided that (A) no Competitor List or update thereto shall be deemed effective unless it is sent to the Administrative Agent by e-mail to JPMDQ_Contact@jpmorgan.com and (B) “Competitors” shall exclude any Person that the Borrower has designated as no longer being a “Competitor” by written notice delivered to the Administrative Agent from time to time), or (ii) any Affiliate or subsidiary of such competitor, or any finance company, financial institution owned at least 10%, or controlled by such competitor, in each case that is clearly identifiable as such based solely on the similarity of its name.
“Competitor List” has the meaning assigned to such term in Section 9.04(e)(iv).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security systems.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a Federal funds transaction quoted at 11:00 a.m. (New York City time) on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight Federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”
(b)    Section 1.01 of the Loan Agreement is amended by restating the following definitions set forth therein in their entirety as follows:

““Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for purposes of this Agreement, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively.
“Eligible Assignee” means (i) a Lender other than a Defaulting Lender or any Affiliate or Approved Fund thereof; (ii) a commercial bank having total assets in excess of $2,500,000,000; (iii) the central bank of any country which is a member of the Organization for Economic Cooperation and Development; (iv) a finance company or other financial institution reasonably acceptable to the Administrative Agent, which is regularly engaged in making, purchasing and investing in loans and having total assets in excess of $300,000,000 or is otherwise reasonably acceptable to the Administrative Agent, provided such finance company or other financial institution is not a Competitor; or (v) if an Event of Default has occurred and is continuing, any investment or mutual fund reasonably acceptable to the Administrative Agent, which is regularly engaged in making, purchasing and investing in loans and having total assets in excess of $100,000,000, provided such fund is not a Competitor.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate, provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.
“Ineligible Institution” means (a) a natural person, (b) TCI, the Borrower or any of their respective Subsidiaries and Affiliates, or (c) any Competitor.”

(c)    The definition of “Cash and Cash Equivalents” set forth in Section 1.01 of the Loan Agreement is amended by restating clause (4) thereof in its entirety to read as follows:

“(4) shares of Fidelity Institutional Government Money Market Fund or other government money market funds.”

(d)    The definition of "Anti-Corruption Laws" set forth in Section 1.01 of the Loan Agreement is amended by inserting the words ", money-laundering" after the words "relating to bribery".

(e)    The definition of “Eligible Ground Lease” set forth in Section 1.01 of the Loan Agreement is amended by deleting the words “thirty-five (35) years” on the second line thereof and substituting the words “thirty (30) years” in place thereof.

(f)    The definition of “Eligible Unencumbered Asset” set forth in Section 1.01 of the Loan Agreement is amended by restating the first paragraph thereof in its entirety to read as follows:

““Eligible Unencumbered Asset” means (a) each of those Properties listed on Schedule UA hereto, in each case so long as such Properties continue to satisfy the requirement set forth in clauses (b)(i), (ii), (iii), (vi), (vii), (viii) and (ix) below and (b) each of those additional Properties that satisfy the following requirements after the Effective Date and, in each case, which have been designated, from time to time, by the Borrower as Eligible Unencumbered Assets by delivering to the Administrative Agent an updated Schedule UA, a certificate of a Financial Officer of the Borrower certifying that as of the date of the certificate such Property satisfies the requirements set forth in clauses (i), (ii), (iii), (iv) (or (v), as applicable), (vi), (vii), (viii) and (ix) below, and such other information regarding such Property as may be reasonably requested by the Administrative Agent:”

(g)    The definition of “Eligible Unencumbered Asset” set forth in Section 1.01 of the Loan Agreement is further amended by restating clause (ii) thereof in its entirety to read as follows:

“(ii)    such Property is either (A) wholly-owned in fee (or leasehold under an Eligible Ground Lease) by the Borrower or a wholly-owned Subsidiary of the Borrower that is (x) a Subsidiary Guarantor and (y) not subject to any Bankruptcy Event (a “Qualified Subsidiary”) or (B) at least 95% owned in fee (or leasehold under an Eligible Ground Lease) by the Borrower or a Qualified Subsidiary so long as the Borrower or such Qualified Subsidiary exclusively controls the decisions regarding the sale and financing of such Property;”

(h)    The definition of “Eligible Unencumbered Asset” set forth in Section 1.01 of the Loan Agreement is further amended by restating the proviso to clause (iv) thereof in its entirety to read as follows:

“; provided that the Properties known as The Gardens on El Paseo in Palm Desert, California and International Market Place in Waikiki, Honolulu, Hawaii shall be deemed to satisfy the foregoing requirements of this clause (iv)”

(i)    The definitions of "Sanctioned Person" and "Sanctions" set forth in Section 1.01 of the Loan Agreement are amended by inserting the words ", the United Nations Security Council, the European Union, Her Majesty's Tresury or any other relevant sanctions authority" after the words "U.S. Department of State".

(j)    The definition of “Unencumbered Asset Value” set forth in Section 1.01 of the Loan Agreement is amended by inserting the words “the Borrower’s beneficial share of” after the words “without duplication,” in subclause (ii) thereof.

1.2    Amendments to Section 2.17.

(a)    Section 2.17(f) of the Loan Agreement is amended by adding the following new sentence at the end of clause (i) thereof:

“Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B)(ii)(C) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.”

(b)    Section 2.17(f) of the Loan Agreement is further amended by restating sub-clauses (1), (2), (3) and (4) of Section 2.17(f)(ii)(B) in their entirety to read as follows:

“(1)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN or IRS Form W‑8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W‑8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    an executed IRS Form W-8ECI;

(3)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN or IRS Form W‑8BEN-E; or

(4)
to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W‑8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C‑3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;”

1.3    Amendment to Section 2.19. Section 2.19(b) of the Loan Agreement is amended by adding the following new clause (w) immediately before clause (x) on the first line thereof:

“(w)    any Lender has, or has a Lender Parent that has, become the subject of a Bail-In Action,”.

1.4    Amendment to Article III. Article III of the Loan Agreement is amended by adding the following new Section 3.19 immediately after Section 3.18 thereof:

“SECTION 3.19. EEA Financial Institution. No Loan Party is an EEA Financial Institution.”

1.5    Amendment to Section 5.08. Section 5.08 of the Loan Agreement is amended by restating the second paragraph thereof in its entirety to read as follows:

“On the Effective Date and from time to time thereafter, on not less than thirty (30) Business Days' notice, the Borrower may request that proceeds of the Loans be used to refinance secured mortgage Indebtedness of the Borrower and/or its Subsidiaries, including the secured mortgage Indebtedness on the Dolphin Mall in Miami, Florida, in which event, a portion of the Loans equal to the amount of the advances made hereunder in connection with such refinancing, at the Borrower's election, may be secured by an amended and restated mortgage on the property securing the mortgage Indebtedness to be so refinanced (a "Refinancing Mortgage") and evidenced by a mortgage note in favor of the Administrative Agent or an Affiliate of the Borrower in form and substance reasonably satisfactory to the Administrative Agent and the Borrower; provided that any mortgage note in favor of an Affiliate of the Borrower shall have a zero balance and may not be assigned by such Affiliate without the prior written consent of the Administrative Agent, except for an assignment of such Refinancing Mortgage in connection with a Disposition permitted by Section 6.04; provided that no Refinancing Mortgage may encumber a property located in a Special Flood Hazard Area as designated by the Federal Emergency Management Agency in connection with the National Flood Insurance Program, unless the Borrower has obtained flood insurance under the National Flood Insurance Program that is satisfactory to the Administrative Agent and the Lenders. Such request from the Borrower shall include a certificate from the Borrower (which certificate the Administrative Agent will forward to the Lenders) certifying that the property to be encumbered by such Refinancing Mortgage is not located in a Special Flood Hazard Area as designated by the Federal Emergency Management Agency in connection with the National Flood Insurance Program, unless the Borrower has obtained flood insurance under the National Flood Insurance Program that is satisfactory to the Administrative Agent and the Lenders. At least ten (10) Business Days prior to the recordation of any Refinancing Mortgage, the Administrative Agent shall provide all Lenders with a legal description and special flood hazard determination form for all property proposed to be encumbered thereby. Any such Refinancing Mortgage and any other agreement, certifications, opinions and other documents will be (i) in form and substance reasonably acceptable to the Administrative Agent and its counsel and the Borrower, provided that such documents will not subject the applicable Property to additional obligations, requirements, restrictions or liabilities that are not already set forth in the Loan Documents with respect to such Property, (ii) to be consistent in all respects with the terms of this Agreement, and (iii) if the Administrative Agent is the holder of such Refinancing Mortgage, subject to being unconditionally released or assigned by the Administrative Agent at the request of the Borrower without the need for any consent or approval of the Lenders (it being understood and agreed that the Administrative Agent and the Lenders shall not be required to give any representations and warranties with respect to any such release or assignment, including with respect to any aspects of the Indebtedness secured thereby, except that it is the holder thereof and authorized to execute and deliver the same). In addition, in connection with each Refinancing Mortgage, the Administrative Agent and from time to time thereafter at the request and expense of Borrower, will provide subordination, non-disturbance and attornment agreements if it is the holder of such Refinancing Mortgage. Unless otherwise directed by Borrower, any prepayments made by the Borrower shall be applied first to any and all Loans outstanding that are not secured by a Refinancing Mortgage, and only to Loans secured by Refinancing Mortgages if there shall be no other Loans outstanding at the time. Any property subject to a Refinancing Mortgage shall be and remain eligible for treatment as an Eligible Unencumbered Asset, and any note secured by a Refinancing Mortgage shall be treated as Total Unsecured Indebtedness.”

1.6    Amendment to Section 6.11(f). Section 6.11(f) of the Loan Agreement is amended by deleting the amount “$1,200,000,000” on the third line thereof and substituting the amount “$1,500,000,000” in place thereof.

1.7    Amendment to Article VIII. Article VIII of the Loan Agreement is amended by adding the following new paragraph at the end of such Article VIII:

“The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into or monitor compliance with the provisions hereof relating to Competitors. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Competitor or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Competitor.”

1.8    Amendment to Section 9.01. Section 9.01 of the Loan Agreement is amended by adding the following new clause (d) immediately after clause (c) thereof:

“(d)    Electronic Systems.
(i)Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.
(ii)    Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender, or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System other than as a result of willful misconduct or gross negligence by such Person as determined by a final, non-appealable order of a court of competent jurisdiction. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.”

1.9    Amendment to Section 9.04(b). Section 9.04(b)(i) of the Loan Agreement is amended by restating clause (A) thereof in its entirety to read as follows:

“(A)    the Borrower, provided that, the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof, which notice shall indicate the reason that such assignee is an Eligible Assignee and whether such assignee has delivered the certificate described in Section 2.17(f)(ii) to the effect that such assignee is exempt from U.S. withholding tax; provided further that no consent of the Borrower shall be required for an assignment to a Lender with a Commitment immediately prior to giving effect to such assignment or, if an Event of Default has occurred and is continuing, any other assignee; and provided further that the Borrower shall not be deemed to have unreasonably withheld its consent to an assignment if (x) the proposed assignee is unable to deliver the certificate described in Section 2.17(f)(ii) to the effect that such assignee is exempt from U.S. federal withholding tax or (y) the proposed assignee is a competitor of the Borrower of the type described in clause (i)(x) of the definition of “Competitor” or fails to provide information reasonably requested by the Borrower in order to make a determination as to whether the proposed assignee is such a competitor;”

1.10    Amendment to Section 9.04(c). Section 9.04(c) of the Loan Agreement is amended by restating the third proviso in the first sentence thereof in its entirety to read as follows:

“; and provided further that the Borrower shall not be deemed to have unreasonably withheld its consent to a participation if (x) the proposed participant is unable to deliver the certificate described in Section 2.17(f)(ii) to the effect that such participant is exempt from U.S. federal withholding tax or (y) the proposed participant is a competitor of the Borrower of the type described in clause (i)(x) of the definition of “Competitor” or fails to provide information reasonably requested by the Borrower in order to make a determination as to whether the proposed participant is such a competitor”.

1.11    Amendment to Section 9.04. Section 9.04 of the Loan Agreement is amended by adding the following new clause (e) at the end of such Section 9.04, immediately after clause (d) thereof:

“(e)    Competitors. (i) No assignment or participation shall be made to any Person that was a Competitor as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Competitor for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or Participant that becomes a Competitor after the applicable Trade Date (including as a result of the delivery of a written update to the Competitor List pursuant to, and/or the expiration of the notice period referred to in, the definition of “Competitor”), (x) such assignee or Participant shall not retroactively be disqualified from becoming a Lender or Participant and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Competitor. Any assignment or participation in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply.

(ii)If any assignment or participation is made to any Competitor without the Borrower’s prior written consent in violation of clause (i) above or if any Person becomes a Competitor after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Competitor and the Administrative Agent, (A) purchase or prepay outstanding Loans held by Competitors by paying the principal amount thereof plus accrued interest fees and other amounts payable to it hereunder and/or (B) require such Competitor to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the principal amount thereof plus accrued interest, accrued fees and all other amounts payable to it hereunder.
(iii)Notwithstanding anything to the contrary contained in this Agreement, Competitors to whom an assignment or participation is made in violation of clause (i) above (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Competitor will be deemed to have consented in the same proportion as the Lenders that are not Competitors consented to such matter.
(iv)    The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Competitors provided by the Borrower and any updates thereto from time to time (collectively, the “Competitor List”) on the Electronic System, including that portion of the Electronic System that is designated for “public side” Lenders and/or (B) provide the Competitor List to each Lender requesting the same.

1.12    Amendment to Section 9.12. Section 9.12 of the Loan Agreement is amended by adding the following provision at the end of sub-clause (f) thereof:

“(it being understood that the Competitor List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f) so long as such Person is not listed on such Competitor List)”.

1.13    Amendment to Article IX. Article IX of the Loan Agreement is amended by adding the following new Section 9.19 immediately after Section 9.18 thereof:

“SECTION 9.19. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”\

1.14    Amendment to Schedules UA, SG, 3.15 and 3.18. Each of Schedule UA, Schedule SG, Schedule 3.15 and Schedule 3.18 to the Loan Agreement is deleted in its entirety and Schedule UA, Schedule SG, Schedule 3.15 and Schedule 3.18 to this Amendment No. 2 is substituted in place thereof.

1.15    Amendment to Exhibit E (Form of Compliance Certificate). Exhibit E to the Loan Agreement is amended by deleting the amount “$1,200,000,000” in paragraph (7)(f) thereof and substituting the amount “$1,500,000,000” in place thereof.

SECTION 2.	REPRESENTATIONS AND WARRANTIES OF THE BORROWER

In order to induce the Lenders and the Administrative Agent to enter into this Amendment No. 2, the Borrower represents and warrants to each Lender and the Administrative Agent that the following statements are true, correct and complete:
(i)    The execution, delivery and performance by the Borrower of this Amendment No. 2 and the Loan Agreement as amended by this Amendment No. 2 (the “Amended Loan Agreement”) are within its partnership powers and authority and have been duly authorized by all requisite organizational action;
(ii)    The execution and delivery of, and the performance of the obligations required to be performed by Borrower under, this Amendment No. 2 and the Amended Loan Agreement (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or other Person, except such as have been obtained or made or will be made by the legally required time and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, except for any violation of any applicable law or regulation that is not reasonably likely to result in a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, except for any violation or default that is not reasonably likely to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except for any Refinancing Mortgages;

(iii)    Each of this Amendment No. 2 and the Amended Loan Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(iv)    This Amendment No. 2 has been duly executed and delivered by the Borrower;
(v)    The representations and warranties of the Borrower contained in Article III of the Loan Agreement are and will be true and correct in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of such date (except in those cases where such representation or warranty expressly relates to an earlier date, in which case such representations and warranties were true and correct as of such date); and
(vi)    No Default or Event of Default has occurred and is continuing.

SECTION 3.	REAFFIRMATION OF GUARANTY

Each undersigned Guarantor has read this Amendment No. 2 and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment No. 2, the obligations of such Guarantor under each of the Loan Documents to which such Guarantor is a party shall not be impaired and each of the Loan Documents to which such Guarantor is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.
Each of Borrower and the undersigned Guarantors hereby acknowledges and agrees that the Guarantied Obligations under, and as defined in, the Guaranty dated as of November 12, 2013, by such Guarantor in favor of the Administrative Agent and the Lenders (collectively, the “Guaranty”) will include all Obligations under, and as defined in, the Loan Agreement (as amended hereby).
Each undersigned Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment No. 2, such Guarantor is not required by the terms of the Loan Agreement or any other Loan Document to consent to the amendments to the Loan Agreement effected pursuant to this Amendment No. 2 and (ii) nothing in the Loan Agreement, this Amendment No. 2 or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Loan Agreement.

SECTION 4.	CONDITIONS TO EFFECTIVENESS

This Amendment No. 2 shall become effective on Amendment Effective Date, the following conditions precedent having been satisfied:
A. Consent. The Borrower, the undersigned Guarantors, the Administrative Agent, and the Required Lenders under the Loan Agreement shall have indicated their consent hereto by the execution and delivery of the signature pages hereof to the Administrative Agent.

B. Organizational Documents. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the other Loan Parties, the authorization of this Amendment No. 2 and any other legal matters relating to the Borrower, the other Loan Parties, or this

Amendment No. 2, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

C. Guaranty. The Gardens on El Paseo LLC shall have executed and delivered to the Administrative Agent a Guaranty.

SECTION 5. MISCELLANEOUS

A. Reference to and Effect on the Loan Agreement and the Other Loan Documents.

(i)    On and after the Amendment Effective Date, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement and each reference in the other Loan Documents to the “Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Amended Loan Agreement. This Amendment No. 2 shall be deemed to be a “Loan Document” under the Loan Agreement.
(ii)    Except as specifically amended by this Amendment No. 2, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(iii)    The execution, delivery and performance of this Amendment No. 2 shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Loan Agreement or any of the other Loan Documents.
B. Headings. Section and subsection headings in this Amendment No. 2 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 2 for any other purpose or be given any substantive effect.

C. Applicable Law. THIS AMENDMENT NO. 2 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

D. Counterparts; Effectiveness. This Amendment No. 2 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page to this Amendment No. 2 by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment No. 2.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
By: /s/ Simon Leopold
Name:    Simon Leopold
Title:    Authorized Signatory

[Signature Page - Amendment No. 2 to Term Loan Agreement]

DOLPHIN MALL ASSOCIATES LLC, as a Guarantor

By: /s/ Simon Leopold
Name:    Simon Leopold
Title:    Authorized Signatory

[Signature Page - Amendment No. 2 to Term Loan Agreement]

TWELVE OAKS MALL, LLC, as a Guarantor

By: /s/ Simon Leopold
Name:    Simon Leopold
Title:    Authorized Signatory

[Signature Page - Amendment No. 2 to Term Loan Agreement]

LA CIENEGA PARTNERS LIMITED PARTNERSHIP, as a Guarantor

By: /s/ Simon Leopold
Name:    Simon Leopold
Title:    Authorized Signatory

[Signature Page - Amendment No. 2 to Term Loan Agreement]

THE GARDENS ON EL PASEO LLC,
as a Guarantor

By: /s/ Simon Leopold
Name:    Simon Leopold
Title:    Authorized Signatory

[Signature Page - Amendment No. 2 to Term Loan Agreement]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By: /s/ Daniel Margolis
Name: Daniel Margolis
Title: Authorized Officer

[Signature Page - Amendment No. 2 to Term Loan Agreement]

PNC BANK, NATIONAL ASSOCIATION

By: /s/ David C. Drouillard
Name: David C. Drouillard
Title: Sr. Vice President

[Signature Page - Amendment No. 2 to Term Loan Agreement]

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Curt Steiner
Name: Curt Steiner
Title: Sr. Vice President

[Signature Page - Amendment No. 2 to Term Loan Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Winita Lau
Name: Winita Lau
Title: Senior Vice President

[Signature Page - Amendment No. 2 to Term Loan Agreement]

MUFG UNION BANK, N.A., (formerly known as UNION BANK, N.A.)

By: /s/ Donald Wattson
Name: Donald Wattson
Title: Vice President

[Signature Page - Amendment No. 2 to Term Loan Agreement]

SUNTRUST BANK

By: /s/ Alexander H. Rownd
Name: Alexander H. Rownd
Title: Vice President

[Signature Page - Amendment No. 2 to Term Loan Agreement]

CAPITAL ONE, N.A.

By: /s/ Frederick H. Denecke
Name: Frederick H. Denecke
Title: Senior Vice President

[Signature Page - Amendment No. 2 to Term Loan Agreement]

SUMITOMO MITSUI BANKING CORPORATION

By:
Name:
Title:

[Signature Page - Amendment No. 2 to Term Loan Agreement]

FIFTH THIRD BANK

By: /s/ Michael P. Perillo
Name: Michael P. Perillo
Title: Vice President

[Signature Page - Amendment No. 2 to Term Loan Agreement]

TD BANK, N.A.

By:
Name:
Title:

[Signature Page - Amendment No. 2 to Term Loan Agreement]

Schedule UA

Eligible Unencumbered Assets; Capitalization Rates

Property	Capitalization Rate

Dolphin Mall, Miami, Florida	6%
Beverly Center, Los Angeles, California	6%
Twelve Oaks Mall, Novi, Michigan	6.5%
The Gardens on El Paseo, Palm Desert, California	6.5%